UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

(515) 221-0002
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2007, David J. Noble, Chairman, Chief Executive Officer and President of American Equity Investment Life Holding Company (“AEL” or the “Company”) sold an aggregate of 650,000 shares of common stock of AEL (the “Shares”) to the American Equity Investment Employee Stock Ownership Trust (the “ESOP”) at a price of $10.77 per share, or an aggregate of $7,000,500.  The purchase price was based upon the 10-day average closing market price of AEL common stock for the 10 trading days immediately preceding the closing date.

For Mr. Noble, the sale of the Shares is intended to facilitate personal long-term financial and estate plans, including diversification of a portion of his investment AEL.  After the sale, Mr. Noble continues to beneficially own 2,012,279 shares representing 3.6% of AEL’s common stock.  He has no intention to retire at this time and will continue to act as AEL’s Chairman, Chief Executive Officer and President for the indefinite future.

For AEL, the acquisition of the Shares by its newly formed ESOP completes the funding of shares expected to be allocated to employee-participant accounts over a 10 to 15 year period.  The ESOP is intended to promote the Company’s goal of linking employee compensation to stock ownership and growth in stock value.  The ESOP substantially replaces the Company’s employee stock option program.

The ESOP financed the acquisition of the Shares by borrowing $7,000,500 from the Company at a rate of 7% per annum.  This borrowing is payable over twenty years with payments of accrued interest annually and four equal installments of principal due at the end of each five-year interval.  It is the Company’s intention to regularly prepay principal as contributions to the ESOP are made.  Contributions are expected to be made twice annually, and the aggregate amounts of such contributions will be calculated as a basis point percentage applied to the Company’s net deposits from new sales of its annuity products.  The Company anticipates the loan will be fully repaid within a ten year period.

The terms of the sale of 240,000 of  the Shares is set forth in a Stock Purchase and Sale agreement dated August 29, 2007, by and between David J. Noble and the Trustee of the American Equity Investment Employee Ownership Trust, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The terms of the sale of the remaining 410,000 of the Shares is set forth in a Stock Purchase and Sale Agreement dated August 29, 2007, by and between Noble Enterprises, L.P., David J. Noble General Partner, and the Trustee of the American Equity Investment Employee Stock Ownership Trust, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.  The transfer of 410,000 shares by Mr. Noble to Noble Enterprises, a family limited parternship, occurred immediately prior to the sale to the ESOP.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description

10.1	Stock Purchase and Sale Agreement dated August 29, 2007 by and between David J. Noble and the Trustee of the American Equity Investment Employee Stock Ownership Trust

10.2
Stock Purchase and Sale Agreement dated August 29, 2007 by and between Noble Enterprises, L.P., David J. Noble General Partner and the Trustee of the American Equity Investment Employee Stock Ownership Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By: /s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and
General Counsel